SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 11, 2004

AMB PROPERTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

ITEM 5 OTHER EVENTS AND REGULATION FD DISCLOSURE
ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 99.1

ITEM 5   OTHER EVENTS AND REGULATION FD DISCLOSURE

     On March 11, 2004, AMB Property, L.P., in which we are the sole general partner, priced $100 million aggregate principal amount of fixed rate senior unsecured notes under the AMB Property, L.P. Series B medium-term note program that commenced on May 7, 2002. The notes mature on March 1, 2009 and bear interest at a rate of 3.500% per annum. J.P. Morgan Securities Inc., Banc One Capital Markets, Inc., PNC Capital Markets, Inc. and Scotia Capital (USA) Inc. are acting as agents for the issuance of the notes. On March 16, 2004, AMB Property, L.P. closed the issuance of notes. We have guaranteed the $100 million aggregate principal amount and interest on the notes.

     The estimated net proceeds to AMB Property, L.P. are approximately $99,430,000, after deducting the agents’ commissions of $500,000 and anticipated offering expenses of approximately $40,000. AMB Property, L.P. intends to use the net proceeds from the issuance of the notes for general purposes, which may include the acquisition or development of additional properties and the repayment of indebtedness, including inter-company indebtedness. Initially, AMB Property, L.P. may temporarily invest the net proceeds from the sale of the notes in short term securities.

     The $100 million fixed rate note dated March 16, 2004 is attached as Exhibit 4.1 and incorporated in this report by reference. A copy of the pricing supplement dated March 11, 2004 pursuant to which the notes and guarantees were issued is attached as Exhibit 99.1 and incorporated in this report by reference.

Forward Looking Statements

     Some of the information included in this report contains forward-looking statements, such as statements pertaining to anticipated closings and use of proceeds. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and

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construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws, risks related to doing business internationally and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Risks” and elsewhere in our most recent annual report on Form 10-K.

ITEM 7   FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits:

Exhibit
Number	Description
4.1	$100,000,000 Fixed Rate Note No. B-2 dated March 16, 2004, attaching the Parent Guarantee dated March 16, 2004.

99.1	Pricing Supplement, dated March 11, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation
(Registrant)

Date: March 16, 2004	By:	/s/ Tamra Browne

Tamra Browne
Senior Vice President and General Counsel

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EXHIBIT INDEX

Exhibit
Number	Description
4.1	$100,000,000 Fixed Rate Note No. B-2 dated March 16, 2004, attaching the Parent Guarantee dated March 16, 2004.

99.1	Pricing Supplement, dated March 11, 2004.

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